EXHIBIT 10.9

LOAN AGREEMENT AND PROMISSORY NOTE

December 31, 2005

        THIS LOAN AGREEMENT AND PROMISSORY NOTE (the “Agreement”) is entered into and effective as of this 31st day of December 2005, by and between David Liu (“Lender”), an individual, and Chilco River Holdings, Inc., a Nevada corporation (“Borrower”), with reference to the following:

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A.	Lender is a principal shareholder of the Borrower;

B.	Lender provided the Borrower with a number of advances, commencing February 8, 2005; such advances to be used by the Borrower to aid in its payment of professional fees and certain corporate expenses, a list of which is set forth in Exhibit “A” of this Agreement;

C.	The Borrower repaid the Lender $50,000 on or about December 23, 2005;

D.	The Borrower and the Lender agree that the advances set forth in Exhibit “A” were made by the Lender on behalf of the Borrower for the Borrower’s interest and benefits;

E.	The Borrower and the Lender desire to convert the balance of such advances into a true and enforceable fully recourse loan at a rate of interest specified herein.

        NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the parties agree as follows:

AGREEMENT AND THE NOTE

        FOR VALUE RECEIVED, the Borrower promises to pay to the order of David Liu, an individual (“Holder”) or his successors, representatives and assigns, at the address indicated below, the principal sum of NINETY-SEVEN THOUSAND TWO HUNDRED EIGHTY NINE DOLLARS AND SIX CENTS ($97,289.06), in lawful money of the United States of America, together with interest thereon at the interest rate defined below, on the date five (5) business days after receipt of demand for payment (such date, the “Maturity Date”); provided, however, that notwithstanding the foregoing if the Borrower fails to pay the amount due hereunder in full when the same becomes due at maturity or otherwise, interest will accrue on all amounts of principal and interest outstanding under this loan agreement and promissory note (this “Note”) at 8% per annum or, if less, the maximum amount permitted by applicable law, until all principal and accrued and unpaid interest are paid in full. As used in this Note, the term “business day” means any day that is not a Saturday, Sunday or other day on which the commercial banks in the City of Los Angeles, California, are authorized or required by applicable law to remain closed.

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1.     Interest and Payment. Borrower promises to pay interest from and including the date hereof until paid on the unpaid principal balance hereof at the rate of 4.34% per annum as of the date hereof. Interest shall be computed on the basis of a 360-day year. All payments specified herein shall be deemed made when actually received by Holder. This note may be prepaid, in whole or in part, without penalty to the Borrower. A partial prepayment shall not excuse Borrower from making the full payment required herein nor lessen the amount of such payment. Payments shall be in lawful money of the United States of America, and when received by Holder shall be applied first to all amounts due hereunder other than principal or interest, second to accrued interest, third upon the portion of the principal balance then due, if any, and fourth as a principal prepayment.

1.     Bankrutpcy. This Note and all amounts outstanding shall immediately and automatically mature and become due and payable, without presentment, demand, protest or notice, all of which are hereby waived, in the event that the Borrower files a voluntary petition in bankruptcy or an involuntary petition is filed against it and not dismissed within ten days.

3.     No Waiver. Neither this Note nor any term hereof may be amended or waived orally or in writing, except that any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Borrower and the Holder. This Note shall inure to the benefit of the Holder of this Note and the Borrower and their respective successors and assigns and be binding upon the Holder of this Note and the Borrower and their respective successors and assigns.

4.     Notice. Any notice or communication must be given in writing or delivered in person, or by overnight courier, or by facsimile addressed as follows:

if to the Borrower:

Chilco River Holdings, Inc. 355 Lemon Avenue, Suite C Walnut, California 91789 Facsimile: (909)869-8444 Attention: Corporate Secretary

        if to the Holder, at the address specified in writing by the Holder, or at such other address and to the attention of such other person as the Borrower or the Holder may designate by written notice to the other. Any such notice or communication is effective (x) when received, if delivered in person or by facsimile, or (y) on the next business day, if delivered by overnight courier.

5.     Transfer and Assignment. The Holder may sell, transfer, assign, encumber or otherwise dispose of this Note in whole or in part, other than as may be prohibited by applicable law.

6.     Enforcement Cost. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Holder, including fees and disbursements of counsel for the Holder, in connection with the enforcement of this Note.

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7.     Governing Law. This Note is governed by and shall be construed and enforced in accordance with the laws of the State of California for contracts made and wholly performed within that state and shall be construed as if drafted equally by the Borrower and the Holder. The Borrower hereby submits to the exclusive personal jurisdiction of the courts of the State of California and the federal courts of the United States sitting in Los Angeles County, and any appellate court from any such state or federal court.

8.     Unconditional Obligation. The Borrower’s obligations under this Note are absolute and unconditional and shall not be subject to any defense, setoff or counterclaim that may at any time be available to or be asserted by the Borrower. The Borrower hereby waives, and agrees not to assert, any right to offset or interpose as a defense or counterclaim any claim against the Holder against its obligations under this Note.

9.     No Waiver. No failure or delay on the part of the Holder in exercising any power or right hereunder, and no course of dealing between the Borrower and the Holder of this Note, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

10.     Partial Invalidity. Should any provision of this Note be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Note, and the parties hereto agree that the provision of this Note so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such provision had never been included herein, provided, however the parties hereto shall use their best efforts to replace the provision so deemed to have been stricken herefrom with a provision that the parties reasonably believe to be valid and enforceable and which has a substantially identical economic and legal effect as the provision so deemed to have been stricken herefrom.

        IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized officer as of the day and year first written above.

BORROWER:	CHILCO RIVER HOLDINGS, INC.

By:  /s/ Tom Liu
___________________________________
           Tom Liu, Chief Executive Officer

By:   /s/ Winston Yen
__________________________________
Winston Yen, Chief Financial Officer

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ACKNOWLEDGED AND AGREED BY:

By:   /s/ David Liu
______________________________
DAVID LIU, an individual

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EXHIBIT “A”

Advances Made by the Lender

Payment Type	Date	Payees	Purpose	Advance Amount	Total Amount
Check	02/08/2005	The Andrew Hotel	Travel in NY 2/3-2/8/05	873.66	-873.66
Check	04/18/2005	Liam O’Brien & Associates	Legal fees for agreement	10,000.00	-10,873.66
Check	06/06/2005	Liam O’Brien & Associates	Legal Fees	29,083.31	-39,956.97
Check	07/06/2005	Liam O’Brien & Associates	Legal Fees	23,542.81	-63,499.78
Check	07/06/2005	Subsino	TGM PDA & receiver	8,600.00	-72,099.78
Check	07/06/2005	MGM Grand	Travel 9/12-9/17	358.76	-72,458.54
Check	10/08/2005	Grand Hyatt Seoul	Travel 10/5-10/8/05	1,876.31	-74,334.85
Deposit	10/30/2005	David Liu	account openning deposit	20,000.00	-94,334.85
Check	11/15/2005	Sticky Grand Hotel	Travel	1,262.52	-95,597.37
Check	11/18/2005	Delight Hotel	Travel 11/15-11/17/05	229.64	-95,827.01
Check	11/19/2005	ABE Corporation	Walnuit office furniture	6,607.58	-102,434.59
		Pacific Corporation Trust
Check	11/25/2005	Borrower	Tarnsfer agent fee	3,865.40	-106,299.99
Check	11/30/2005	Mantyla McReynolds	3rd qtr FS review	17,875.00	-124,174.99
Check	12/16/2005	Leisure Tour	Flight tickets from 1/6-12/16/05	22,009.94	-146,184.93
Check	12/27/2005	Best Buy	Computers	1,104.13	-147,289.06

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